Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 27, 2020, on the consolidated financial statements of Worthy Peer Capital, Inc. and Subsidiary as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 included in this Amendment No. 1 to this Regulation A Offering Statement of Worthy Peer Capital, Inc., on Form 1-A, and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 28, 2021